EXHIBIT 10.2

STORE CAPITAL CORPORATION
2015 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is effective [          ], 2015 (the “Grant Date”) by and between Store Capital Corporation, a Maryland corporation (the “Company”) and [          ] (the “Participant”).

Section 1.  General.   This Agreement and the restricted share units granted hereunder are subject in all respects to the terms and conditions of the Store Capital Corporation 2015 Omnibus Equity Incentive Plan (the “Plan”).  Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

Section 2.  Grant of Restricted Share Units.  The Company hereby awards to the Participant, as of the Grant Date, [               ] restricted share units (the “Performance Unit Award”).  The Performance Unit Award has been granted pursuant to the Plan and subject to the terms and conditions of the Plan and this Agreement.  The Performance Unit Award  represents the right to receive the number of Shares set forth on Exhibit A, attached hereto, upon the vesting of the Performance Unit Award.

Section 3.  Vesting.  The Performance Unit Award shall be eligible to vest on the achievement of the performance criteria set forth on Exhibit A (the “Performance Criteria”), as measured over the period beginning on January 1, 2015 and ending on December 31, 2017 (the “Performance Period”).  The portion of the Performance Unit Award, if any, for which the Performance Criteria have been achieved is referred to herein as the “Earned Award”; provided,  however, that some or all of the Earned Award may be subject to additional service-based vesting criteria as set forth on Exhibit A.    Shares shall be delivered (provided that such delivery is otherwise in accordance with federal and state securities laws) with respect to the vested portion of the Earned Award as soon as practicable following vesting,  which shall generally mean within thirty (30) days following vesting, but which in no event shall be later than March 15 of the calendar year following the calendar year in which vesting occurs.

Section 4.  Rights; Non‑Transferability.  The Participant will not be entitled to any dividends or dividend equivalents paid on the Performance Unit Award or any voting rights unless and until the Performance Unit Award is vested, at which time the Participant shall be entitled to an amount in cash (less applicable withholding) equal to the dividends that would have been paid had the vested Performance Unit Award been issued at the beginning of the Performance Period.  The Performance Unit Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until all restrictions contained in this Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

Section 5.  Termination.  Subject to terms, as in effect from time to time, specified in an employment, severance or change in control agreement between the Participant and the Company and its Affiliates, to the extent more favorable to the Participant than this Section 5, the following provisions shall apply on the Participant’s termination of employment.

(a)Qualified Termination During Performance Period.  If, during the Performance Period, the Participant’s employment is terminated by the Company without Cause, or the Participant resigns with Good Reason, retires from the Company at the age of 65 years or older, dies or becomes subject to a Disability while employed by the Company (collectively, a “Qualified Termination”), the Performance Unit Award shall become an Earned Award based on actual levels of achievement of Performance Criteria as of the date of such Qualified Termination; provided,  however, that the ending share price shall be based on the closing price per Share on the trading date coinciding with (or if that is not a trading day, next following) such Qualified Termination, or if Shares are no longer traded on an exchange as of such date, based on the value determined by the Administrator in its reasonable discretion; and provided,  further, that the portion of the Earned Award that shall vest on such Qualified Termination shall be equal to the product of (i) the Earned Award multiplied by (ii) a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through the date the Participant ceases to be an employee of the Company and the denominator of which is the total number of days in the Performance Period.  Any portion of the Performance Unit Award or a resulting Earned Award that does not vest pursuant to this section shall be automatically forfeited, without consideration, on the date of the Qualified Termination.

(b)Qualified Termination After Performance Period.  If a Qualified Termination occurs following the completion of the Performance Period but prior to the vesting of any portion of the Earned Award, such unvested portion of the Earned Award shall vest as of such date of termination.

(c)All Other Terminations.    If  the Participant’s termination of employment with the Company or an Affiliate occurs for any reason other than a Qualified Termination, the Performance Unit Award to the extent then unvested (including any portion of the Earned Award that remains subject to ongoing service-based vesting conditions) shall be forfeited; provided,  however, the Administrator may provide for the lapse of restrictions and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

(d)Termination Following a Change in Control.  Notwithstanding the foregoing, upon a termination of employment on or following a Change in Control, the Performance Unit Award shall be subject to Section 6 hereof.

Section 6.  Change in Control.  Subject to terms, as in effect from time to time, specified in an employment, severance or change in control agreement between the Participant and the Company and its Affiliates, to the extent more favorable to the Participant than this Section 6, the following provisions shall apply if a Change in Control occurs during or after the Performance Period.

(a)Change in Control During Performance Period.  If a Change in Control occurs during the Performance Period, the Performance Unit Award shall become an

Earned Award and such Earned Award shall vest based on actual levels of achievement of Performance Criteria as of the date of such Change in Control; provided,  however, that the ending share price shall be based on the closing price per Share on the trading date coinciding with (or if that is not a trading day, next following) the date of the Change in Control, or if Shares are no longer traded on an exchange as of such date, based on the value determined by the Administrator in its reasonable discretion based on the actual or implied price paid in the Change in Control transaction.  Any portion of the Performance Unit Award that does not vest pursuant to this section shall be automatically forfeited, without consideration, on the date such Change in Control is consummated.

(b)Change in Control After Performance Period.  In the event of a Change in Control after the Performance Period but prior to the vesting of any portion of the Earned Award, the Earned Award shall be treated in accordance with Section 13 of the Plan applicable to awards that have only service-based vesting conditions; provided,  however, that notwithstanding Section 13(a) of the Plan, if a Qualified Termination occurs prior to the vesting of any portion of the Earned Award, such unvested portion of the Earned Award shall vest as of such date of termination.

(c)Incorporation.  Except as otherwise set forth herein, Section 13 of the Plan shall apply in the event of a Change in Control.

Section 7.  Miscellaneous Provisions.

(a)Continued Employment.  Neither this Agreement nor the Performance Unit Award granted hereby shall confer upon the Participant any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of the Participant at any time.

(b)Change in Capitalization.  In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in the kind, number and purchase price of Shares or other securities subject to the Performance Unit Award;  provided,  however, that any fractional Shares resulting from the adjustment shall be eliminated.  Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.  Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of the Performance Unit Award in exchange for payment in cash or other property in an amount equal to the aggregate Fair Market Value of the Common Stock covered by such award.  Further, without limiting the generality of the foregoing, with respect to restricted share units subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements.  The Administrator’s determinations pursuant to this Section 7(b) shall be final, binding and conclusive.

(c)Clawback.  If, in the opinion of the independent directors of the Board, the Company’s financial results are restated or materially misstated due in whole or in part to intentional fraud or misconduct by one or more of the Company’s executive officers, the independent directors have the discretion to use their best efforts to remedy the fraud or misconduct and prevent its recurrence.  The Company’s independent directors may, based upon the facts and circumstances surrounding the restatement, direct that the Company recover all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted under the Plan, to an executive officer.  In addition, the independent directors may also seek to recoup any gains realized with respect to equity-based awards, including with regard to the Performance Unit Award, regardless of when issued.  The remedies that may be sought by the independent directors are subject to a number of conditions, including, that:  (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, (2) the executive officers in question engaged in the intentional misconduct, and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.

(d)No Ownership.  Unless and until a certificate or certificates representing Shares shall have been issued by the Company as a result of the vesting of the Performance Unit Award,  the Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to the Performance Unit Award.

(e)Tax Withholding.  The Company shall withhold all applicable taxes or other amounts required by law from all amounts paid or delivered in respect of the Performance Unit Award.   The Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or Shares may be withheld from the Shares otherwise deliverable to satisfy the obligation in full or in part.  If Shares are withheld, such Shares shall have a Fair Market Value equal to the minimum statutorily required withholding obligation (reduced by the amount of any taxes paid in cash), with such number of withheld Shares rounded up to the nearest whole number of Shares as necessary to avoid fractional Shares and with any excess amount refunded in cash to the Participant.

(f)Code Section 409A.  The intent of the Participant and the Company is that payments and benefits under this Agreement and the Performance Unit Award be exempt from, or comply with, Section 409A of the Internal Revenue Code (the “Code”), and accordingly, to the maximum extent permitted, this Agreement and the Performance Unit Award shall be interpreted and administered to be in accordance therewith.  Each payment under this Agreement and the Performance Unit Award shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Agreement and the Performance Unit Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, (i) the Participant shall not be considered to have terminated employment for purposes of this Agreement and no payments shall be due to the Participant under this Agreement that are payable upon the Participant’s termination of employment until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code and (ii) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement and the Performance Unit Award during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s death).

(g)Plan; Entire Agreement; Amendments.  The Plan is incorporated herein by reference.  Except as otherwise explicitly set forth herein, this Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  Subject to the express provisions of the Plan, the Administrator shall have discretionary authority to interpret and make all determinations relating to the Plan and this Agreement and any such interpretation or determination shall be binding on all parties. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect.  All action by the Administrator under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

(h)Notices.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier.  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address most recently provided by the Participant to the Company.

(i)Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to principles of conflicts of law of such state.

(j)Successors.  This Agreement is personal to the Participant and, except as otherwise provided above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company.  This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assignees, subject to the terms of the Plan.

(k)Severability.  If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

(l)Headings.  The headings and captions in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(m)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

This Agreement is executed by the Company and the Participant as of the date and year first written above.

STORE CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

PARTICIPANT

Signature of Recipient

Print Name

Date

EXHIBIT A

PERFORMANCE VESTING CRITERIA

[TO BE DETERMINED FOR INDIVIDUAL AWARDS]